UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2024

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2024, Oncocyte Corporation (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Needham & Company, LLC (the “Sales Agent”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $7,500,000 of shares of the Company’s common stock, no par value per share (the “Placement Shares”), through the Sales Agent.

The Placement Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-281159) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on August 1, 2024 and declared effective by the SEC on August 7, 2024, the base prospectus contained within the Registration Statement, and a prospectus supplement dated August 9, 2024.

Sales of the Placement Shares, if any, pursuant to the Sales Agreement, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. The Sales Agent will act as sales agent and will use commercially reasonable efforts to sell, on the Company’s behalf, all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, the terms of the Sales Agreement, and applicable law and regulations. The Company may also sell Placement Shares to the Sales Agent as principal in negotiated transactions.

The Company has no obligation to sell any Placement Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes. The Sales Agreement will terminate, and offer and sale of the Placement Shares pursuant to the Sales Agreement will cease, upon the earlier of (a) the issuance and sale of all of the Placement Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by the Sales Agent or the Company pursuant to the terms thereof. The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the Sales Agreement, the Company will pay the Sales Agent a commission equal to 3.0% of the aggregate gross proceeds from each sale of Placement Shares sold through it under the Sales Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Sales Agent in connection with the offering.

This Current Report on Form 8-K (this “Current Report”) shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description of the material terms of the Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report and incorporated herein by reference.

Stradling Yocca Carlson & Rauth LLP, counsel to the Company, has issued an opinion to the Company, dated August 9, 2024, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the foregoing, the Company delivered written notice (the “Termination Notice”) to BTIG, LLC that it is terminating the At-The-Market Sales Agreement entered into between the Company and BTIG, LLC dated June 11, 2021 (the “Prior Sales Agreement”). In connection with the Prior Sales Agreement, the Company filed a prospectus supplement with the SEC that covered the sale of At The Market placement shares to be sold under the Prior Sales Agreement in an aggregate amount of $50,000,000 (the “Prior Program”). Upon termination of the Prior Sales Agreement, the Company will not make any additional offers or sales of placement shares pursuant to the Prior Sales Agreement. Accordingly, the Prior Program has been terminated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Sales Agreement, dated August 9, 2024, by and between the Oncocyte Corporation and Needham & Company, LLC
5.1	Opinion of Stradling Yocca Carlson & Rauth LLP
23.1	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: August 9, 2024	By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer